SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 8, 2005
United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events

On December 8, 2005, United Community Banks, Inc. (the “Registrant”) closed the sale of 202,500 shares of its common stock at $27.75 per share to Sandler O’Neill & Partners, as lead manager, and to Keefe Bruyette & Woods and Raymond James & Associates, Inc. as co-managers. This option on additional shares was provided to these underwriters to cover over-allotments, if any, and was exercisable no later than 30 days after the date of the prospectus supplement of November 16, 2005.

The Registrant received $35.1 million from the offering and $5.3 million from the exercise of the over-allotment option, after deducting underwriting discounts and expenses. Net proceeds will be used to support growth opportunities and general corporate purposes.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements: None
(b) Pro forma financial information: None
(c) Exhibits:
99.1 Press Release, dated December 8, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
December 8, 2005	Executive Vice President and Chief Financial Officer